Exhibit 23.1

CONSENT OF ROGELIO G. CASTRO, INDEPENDENT AUDITOR

March 1, 2004

        I consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Equity Incentive Plan of Jasmine's Garden of my report dated February 21, 2003, with respect to the consolidated financial statements and schedule of Jasmine's Garden included in its Annual Report (Form 10- K), as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Rogelio G. Castro Rogelio G. Castro Certified Public Accountant